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                                                                    Exhibit 99.2

                                                             Page 11 of 11 Pages

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Ricardo A. Anzaldua, Executive Vice President and General Counsel, John C.R. Hele, Executive Vice President and Chief Financial Officer, and Marlene Debel, Senior Vice President and Treasurer, or any of them, and their respective successors from time to time in the offices of General Counsel, Chief Financial Officer, or Treasurer, as the case may be, as such person's true and lawful attorney-in-fact and agent for such person and in such person's name, place and stead, in any and all capacities, to sign individually and not collectively, (i) any and all amendments to a Schedule 13D with regard to the MetLife, Inc. Board of Directors' beneficial ownership of securities of MetLife, Inc. ("Schedule 13D"), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and (ii) any and all other instruments which any of such attorneys-in-fact and agents deems necessary or advisable to comply with all applicable laws, rules and regulations in connection with the matters authorized by clause (i), and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The authority of Ricardo A. Anzaldua, Executive Vice President and General Counsel, John C.R. Hele, Executive Vice President and Chief Financial Officer, and Marlene Debel, Senior Vice President and Treasurer, or any of their respective successors from time to time in the offices of General Counsel, Chief Financial Officer, or Treasurer, as the case may be, under this Power of Attorney shall continue until the Board of Directors is no longer required to file amendments to the Schedule 13D, except that such authority shall be terminated with respect to such person whose signature appears below when such person revokes in writing the authority granted hereby. This Power of Attorney does not revoke any prior powers of attorney.

Date: September 17, 2013

/s/ William E. Kennard
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William E. Kennard